                             NOTE EXCHANGE AGREEMENT


         This NOTE EXCHANGE AGREEMENT (the "Agreement") is entered into as of June 27, 2001, by and among Rite Aid Corporation, a Delaware corporation (the "Company"), and the entities listed on Schedule I hereto (the "Exchanging Holders").

         WHEREAS, the Company has issued to the Exchanging Holders, and there remains outstanding, an aggregate of $152,025,000 principal amount of its 10.5% Senior Secured Notes due 2002 (the "Original Notes") in the amounts set forth in
Schedule I hereto;

         WHEREAS, pursuant to an offer to exchange, the Company desires to issue to the Exchanging Holders, and the Exchanging Holders desire to acquire from the Company, in exchange for all of their respective Original Notes, an equal principal amount of 12.5% Senior Secured Notes due September 15, 2006 (the "Exchange Notes") in the amounts set forth in Schedule I hereto and warrants (the "Warrants"), which will expire in five years, to purchase up to an aggregate of 3,000,000 shares of the Company's common stock, $1.00 par value per share (the "Common Stock"), at an exercise price of $6.00 per share, on the terms and subject to the conditions set forth herein, (such exchange, the "Exchange"); and

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. The Exchange Offer.

            (a) Exchange. Subject to the terms and conditions hereof, the Company hereby agrees to issue to the Exchanging Holders (i) $1,000 aggregate principal amount of Exchange Notes and (ii) a Warrant to purchase 19.7336 shares of Common Stock, for every $1,000 aggregate principal amount of Original Notes tendered in the Exchange. Any unpaid interest on the Original Notes accrued through June 26, 2001 will become immediately due and payable on the Closing Date (as defined herein).

            (b) Terms of the Exchange Notes. The Exchange Notes will be governed by an Indenture (the "Indenture"), dated as of June 27, 2001 between the Company and State Street Bank and Trust Company, as trustee, the form of which is attached as Exhibit A hereto.

            Subject to the terms and conditions hereof, interest accrues on the principal amount of the Exchange Notes at 12.5% per annum. Interest is payable on the Exchange Notes and distributions will be made semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2001.

         2. Closing.

            The consummation of the Exchange (the "Closing") shall occur at the offices of

Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, simultaneously with Closing of the Refinancing (as defined herein), at 9:00 a.m. New York City time on June 27, 2001 (the "Closing Date") or at such other time and place as the Company and the Exchanging Holders mutually agree in writing. Prior to the time of Closing, the Company shall deliver to one or more custodians for the Exchanging Holders, one or more certificates registered in the name of the nominee of the custodian, evidencing the Warrants against delivery to the Company through the facilities of The Depository Trust Company ("DTC"), of an aggregate of $152,025,000 principal amount of its 10.5% Senior Secured Notes due 2002. The custodians will execute such documents reasonably necessary to evidence receipt of such Warrants. If for any reason, the Closing does not occur within twenty-four hours of the Company's delivery to the custodians of the Warrants, the custodians shall immediately return such Warrants to the Company or an authorized representative thereof. At the Closing, the Company will cause to be delivered to the Exchanging Holders (i) the Exchange Notes through the facilities of DTC, (ii) the legal opinion set forth in Section 5 herein and (iii) an executed copy of the Registration Rights Agreement, dated as of the date hereof by and between the Company and the entities party thereto and (iv) an executed copy of the Exchange and Registration Rights Agreement, dated as of the date hereof by and between the Company and the entities party thereto. At the Closing, the Exchanging Holders will cause to be delivered to the Company (i) the Original Notes through the facilities of DTC (ii) an executed copy of the Registration Rights Agreement, dated as of the date hereof by and between the Company and the entities party thereto and (iii) an executed copy of the Exchange and Registration Rights Agreement, dated as of the date hereof by and between the Company and the entities party thereto.

            As used herein, the term "Refinancing" shall mean the Company's refinancing of its Senior Credit Agreement dated as of June 12, 2000 on terms and conditions not materially less favorable to the Company than the terms of that certain bank commitment letter attached as Exhibit B hereto and without the waiver by the Agents (as such term is defined in the Commitment Letter) of any material condition contained therein (the "Commitment Letter").

         3. Exchanging Holder Representations. Each Exchanging Holder hereby represents and warrants to the Company as follows:

            (a) Authorization. The Exchanging Holder has requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement have been duly and validly authorized, and all necessary action has been taken to make this Agreement a legal, valid and binding obligation of the Exchanging Holder, enforceable in accordance with its terms, except that the enforcement hereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (b) Access to Information. The Company has made available to the Exchanging Holders all reports, schedules, forms, statements and other documents filed by the

Company with the SEC from October 11, 2000 through the Closing Date pursuant to the reporting requirements of the Exchange Act, and the Exchanging Holders have received physical delivery of all such documents, records and information which the Exchanging Holders have requested, and have had adequate opportunity to ask questions of, and receive answers from, the Company's officers, employees, agents, accountants, and representatives concerning the Company's business, operations, financial condition, assets, liabilities, and all other matters relevant in making the Exchange.

            (c) Title to Original Notes. Immediately prior to the Closing, the Exchanging Holders will have title to the Original Notes being exchanged by it, free and clear of all claims, liens, title defects and objections or equities of any kind and nature whatsoever.

            (d) Investment Representations.

                (i) Each Exchanging Holder is the person who exercises full investment discretion with respect to the Original Notes and the Exchanging Holders have neither purchased nor sold for their account any Original Notes since the original issuance thereof.

                (ii) Each Exchanging Holder is acquiring the Warrants hereunder for its own account, and not as a nominee or agent for any other person, firm or corporation, and not with a view to the sale or distribution of all or any part thereof in any transaction that would be in violation of the securities laws of the United States, and it has no present intention of selling or otherwise distributing any of the Warrants or Common Stock issuable upon exercise of the Warrants in violation of the Securities Act of 1933, as amended (the "Act"). The Exchanging Holders do not have any contract, undertaking, agreement or arrangement with any person, firm or corporation to sell, transfer or grant participations to such person, firm or corporation with respect to any such Warrants or Common Stock issuable upon exercise of the Warrants.

                (iii) Each Exchanging Holder understands that the Exchange Notes, the Warrants and the Common Stock issuable upon exercise of the Warrants acquired hereunder will not be registered under the Act, in part based upon an exemption from registration predicated on the accuracy and completeness of its representations and warranties appearing herein. Each Exchanging Holder understands and acknowledges that, as a result, it will not be permitted to sell, transfer or assign any of the Exchange Notes, the Warrants or Common Stock issuable upon exercise of the Warrants acquired hereunder until such Exchange Notes, Warrants and Common Stock are registered or an exemption from the registration and prospectus delivery requirements of the Act is available.

                (iv) Each Exchanging Holder agrees that in no event will it make a disposition of any of the Exchange Notes, the Warrants or Common Stock issuable upon exercise of the Warrants or any interest therein, unless such Exchange Notes or Common Stock issuable upon exercise of the Warrants are registered under the Act or unless and, in the case of the

Warrants or Common Stock issuable upon exercise of the Warrants, until (A) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (B) it shall have furnished the Company with an opinion of counsel, satisfactory in form and content to the Company, to the effect that
(x) such disposition will not require registration of such Common Stock issuable upon exercise of the Warrants under the Act or compliance with applicable state securities laws or (y) an exemption from the registration requirements of the Act is available and that all appropriate action necessary for compliance thereunder and under the applicable state securities laws has been taken.

                (v) Each Exchanging Holder is either (i) a "Qualified Institutional Buyer" as such term is defined in Rule 144A under the Act or (ii) an "Accredited Investor" as such term is defined in Rule 501 of Regulation D promulgated under the Act; does not require the assistance of an investment advisor or other purchaser representative to participate in the transactions contemplated by this Agreement; has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Exchange Notes; has the ability to bear the economic risks of its investment for an indefinite period of time; and has had adequate opportunity to ask questions of, and receive answers from, the Company concerning all matters relevant to the Exchange.

            (e) No Commission or Remuneration. Each Exchanging Holder has not received any commission or remuneration for acting on the Company's behalf in connection with or in order to solicit or facilitate the Exchange.

            (f) Section 3(a)(9) Exemption. The Exchanging Holders acknowledge that the transaction contemplated hereby is intended to be exempt from registration by virtue of Section 3(a)(9) of the Securities Act of 1933, as amended. The Exchanging Holder knows of no reason why such exemption would not be available for the transaction contemplated hereby.

         4. The Company's Representations. The Company represents and warrants to the Exchanging Holders as follows:

            (a) Organization, Authority, etc. The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Delaware and has all requisite corporate power to own or lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted; is duly qualified or licensed to do business and is in good standing as a foreign corporation in all jurisdictions in which it owns or leases property or in which the conduct of its business requires it so to qualify or be licensed, except where the failure to be so licensed or qualified could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the assets, business, properties or financial condition of the Company (as such business is presently conducted and as it is presently proposed to be conducted); and has all requisite corporate power to enter into this Agreement, to issue the Exchange Notes, the Warrants and the Common Stock issuable upon exercise of the Warrants and to perform its obligations hereunder.

            (b) Corporate Acts and Proceedings. The execution and delivery of this Agreement and the transactions contemplated hereby have been duly and validly authorized, and all necessary corporate action has been taken to make this Agreement a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (c) Valid Issuance. When the Exchange Notes have been duly executed and authenticated in accordance with the terms of the Indenture and delivered upon consummation of the Exchange against receipt of the Original Notes surrendered in exchange therefor as provided herein, the Exchange Notes will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that (a) the enforcement thereof may be limited by
(i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (b) the waiver contained in Section 5.15 of the Indenture may be deemed unenforceable.

            When the Warrants are delivered upon consummation of the Exchange against receipt of the Original Notes as provided herein, the Warrants will constitute a valid and binding obligation of the Company, and the Common Stock, when issued upon exercise of the Warrants and payment of the exercise price specified therein in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and nonassessable.

            (d) Exempt Offering. Subject to the accuracy of the Exchanging Holders' representations and warranties contained in Section 3 hereof, the issuance hereunder of each of the Exchange Notes, the Warrants and the Common Stock issuable upon exercise of the Warrants is exempt from the registration and prospectus delivery requirements of the Act.

            (e) Brokers. There is no broker, investment banker, financial advisor, finder or other person which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission for which the Exchanging Holders will be liable in connection with the execution of this Agreement or the transactions contemplated hereby.

            (f) Compliance with Other Instruments. Neither the execution and delivery by the Company of this Agreement, nor the consummation of the transactions contemplated hereby will (a) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (b) result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its respective properties,
(c) result in the creation under any agreement or instrument of any lien, security interest, encumbrance or other claim upon any of the respective assets of the Company, or (d) create in any person or entity any right to terminate any agreement with the Company or otherwise exercise any rights against the Company or cause any payment or performance obligation of the Company to be accelerated, except in each case (a-d) as would not, individually or in the aggregate have a material adverse effect on the business, results of operations, prospects or financial condition of the Company (as such business is presently conducted and as it is presently proposed to be conducted) ("Material Adverse Effect").

            (g) Additional Information. Since October 11, 2000, the Company has timely filed, and at the Closing Date, the Company will have timely filed, all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission pursuant to the reporting requirements of the Exchange Act. The Company represents and warrants that as of their respective filing dates, the information contained in the 2001 10-K (without exhibits) and the Definitive Proxy, complied with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the 2001 10-K and the Definitive Proxy, except for the failure to include certain financial information as described therein, and neither the 2001 10-K nor the Definitive Proxy (including all exhibits included in the 2001 10-K and the Definitive Proxy and all financial statements and schedules thereto and documents incorporated by reference therein), at the time they were respectively filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5. Conditions of Parties' Obligations.

            (a) Conditions of the Exchanging Holders' Obligations. The obligations of the Exchanging Holders under Sections 1 and 2 hereof are subject to the fulfillment prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the Exchanging Holders.

                (i) Continued Accuracy of the Company's Covenants, Representations and Warranties. The representations and warranties of the Company contained in Section 4 shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

                (ii) No Material Adverse Change. There shall be no material adverse change in the business, properties, prospects, or assets of the Company.

                (iii) Consummation of the Refinancing. The Company shall simultaneously with the Closing, consummate the Refinancing.

                (iv) Second Priority Security Agreements. The Company shall have entered into the second priority security agreements listed on Schedule II hereto.

                (v) Legal Opinions. The Company shall have delivered to the Exchanging Holders, the legal opinions from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, in substantially the form of Exhibit C hereto.

            (b) The obligations of the Company under Sections 1 and 2 hereof are subject to the fulfillment prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the Company.

                (i) Continued Accuracy of Exchanging Holders' Covenants, Representations and Warranties. The representations and warranties of the Exchanging Holders contained in Section 3 shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

            (c) Conditions of Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated hereunder are subject to the parties being reasonably satisfied as to the absence of (i) litigation challenging or seeking damages in connection with the transactions contemplated by this Agreement, and (ii) any provision of any applicable law or regulation, or any judgment, injunction, order or decree prohibiting or enjoining the transactions contemplated by this Agreement.

         6. Security Interest Opinion. The Company shall cause to be delivered to the Exchanging Holders on July 2, 2001, the legal opinion from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, with respect to the security interest in certain UCC collateral, substantially in the form of Exhibit D hereto.

         7. Registration Rights. The Exchanging Holders will have such registration rights as set forth in (i) a registration rights agreement in substantially the form of Exhibit E hereto with respect to the Exchange Notes and (ii) a registration rights agreement in substantially the form of Exhibit F hereto with respect to the shares of Common Stock underlying the Warrants.

         8. Legends. Until a registration statement covering the Warrants, the Common Stock issuable upon exercise of the Warrants and the restricted Exchange Notes, if any, is declared effective, all certificates representing the Warrants, the Common Stock issuable upon exercise of the Warrants and the Exchange Notes issued in exchange for the Original Notes hereunder shall bear substantially the following legends:

            (a) THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE OR UPON DELIVERY OF AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO RITE AID CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. THIS SECURITY IS ALSO SUBJECT TO AND HAS THE BENEFIT OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF JUNE 27, 2001 BETWEEN THE HOLDER AND RITE AID CORPORATION, COPIES OF WHICH ARE ON FILE WITH RITE AID CORPORATION.

            (b) Any legend required to be placed thereon by any applicable state corporation, commercial or securities law.

         9. Removal of Restrictions on Transfer. Any legend endorsed on a certificate representing the Warrants, the Common Stock issuable upon exercise of the Warrants and the Exchange Notes and the stop transfer instructions and record notations with respect to such securities shall be removed and the Company shall issue a certificate representing such securities without such legend to the holder thereof (i) if such securities are registered under the Act, (ii) if a notification under Regulation A under the Act is in effect with respect thereto or (iii) if such securities are eligible for transfer under Rule 144(k) under the Act.

         10. Survival of Representations, Warranties and Agreements. All representations and warranties made by the Company and the Exchanging Holders herein shall survive until twelve months from the Closing Date.

         11. Miscellaneous.

            (a) Amendment. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

            (b) Expenses. Whether or not the transactions contemplated hereby are consummated, each of the Company and the Exchanging Holders will pay their own expenses incurred in connection with the transactions contemplated hereby.

            (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier, telex, facsimile, telecopier, or similar writing:

                (i) if to the Exchanging Holders to the name of such Exchanging Holder at the following address:

                                    82 Devonshire Street
                                    E20E
                                    Boston, MA 01203
                                    Facsimile No.: (617) 476-7774

                                    , with a copy to

                                    H. David Henken, P.C.
                                    Goodwin Procter LLP
                                    53 State Street
                                    Boston, MA 02109
                                    Facsimile No.: (617) 523-1231

                                    ; and

                (ii) If to the Company, to:

                                    Rite Aid Corporation
                                    30 Hunter Lane
                                    Camp Hill, Pennsylvania 17011
                                    Attention: Elliot S. Gerson, Esq.,
                                            Senior Executive Vice President
                                            and General Counsel
                                    Telephone No.: (717) 975-5806
                                    Facsimile No.: (717) 760-7867

                                    , with a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    Four Times Square
                                    New York, New York 10036-6522
                                    Attention: Stacy J. Kanter, Esq.
                                    Telephone No.: (212) 735-3000
                                    Facsimile No.: (212) 735-2000

                (iii) All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) five (5) business days after being deposited in the mail, postage prepaid, if mailed; (iii) one (1) business day after being timely dispatched postage prepaid, if by same-day or next-day courier; (iv) when answered back, if telexed; (v) when receipt acknowledged, if sent by facsimile transmission and
(vi) if given by
any other means, when delivered at the addresses referred to in this Section. Any of the above addresses may be changed by notice made in accordance with this
Section 9(b).

            (d) Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.

            (e) Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

            (f) Choice of Law. The internal laws of the State of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto without giving effect to conflicts of laws, rules or principles.

            (g) Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and such Agreement supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

            (h) Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

            (i) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9(b) shall be deemed effective service of process on such party.

            (j) No Implied Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            (k) Waiver of Jury Trial.

         EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            (l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

            (m) Notice of Limitation of Liability. A copy of the Agreement and Declaration of Trust of each Fidelity fund or series investment company (each, a "Fund") that is a Massachusetts business trust is on file with the Secretary of State of The Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the Trustees of the relevant Fund as Trustees and not individually and that the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets property of such Fund.

BEFORE EXECUTING THIS AGREEMENT, THE EXCHANGING HOLDER SHOULD CONSULT WITH ITS TAX ADVISORS REGARDING THE CONSEQUENCES OF THE EXCHANGE OFFER AND OWNERSHIP OF THE EXCHANGE NOTES, THE WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANT.

         IN WITNESS WHEREOF, the parties hereto have caused this Note Exchange Agreement to be executed as of the date first above written.


                          RITE AID CORPORATION


                          By:
                             -------------------------------------------------
                                Name: Elliot S. Gerson
                                Title: Senior Executive Vice President, General
                                       Counsel and Assistant Secretary

                                       [NAME OF EXCHANGING HOLDER]


                                       By:
                                          ------------------------
                                          Name:
                                          Title:


                                       Address:




                                       Taxpayer Identification Number:

                                                                      SCHEDULE I

                               EXCHANGING HOLDERS

                                                                                                               Number
Fund                                                                                10.50%       12.50%          of
Number              Trust Name                        Fund Name                     Notes         Notes       Warrants
------              ----------                        ---------                     -----         -----       --------
321         Fidelity Charles Street     Fidelity Asset Manager: Growth             7,095,000    7,095,000       140,010
            Trust

328         Fidelity Charles Street     Fidelity Asset Manager: Income               590,000      590,000        11,643
            Trust

23          Fidelity Devonshire Trust   Fidelity Equity-Income Fund                2,505,000    2,505,000        49,433

726         Fidelity Advisor Series I   Fidelity Advisor Asset Allocation            200,000      200,000         3,947
                                        Fund

374         Fidelity Advisor Series II  Fidelity Advisor High Income Fund            465,000      465,000         9,176

218         Fidelity Advisor Series II  Fidelity Advisor High Yield Fund          47,775,000   47,775,000       942,773

347         Fidelity Charles Street     Fidelity Asset Manager: Aggressive           395,000      395,000         7,795
            Trust

314         Fidelity Charles Street     Fidelity Asset Manager                     9,660,000    9,660,000       190,626
            Trust

304         Fidelity Puritan Trust      Fidelity Balanced Fund                     1,000,000    1,000,000        19,733

38          Fidelity Summer Street      Fidelity Capital & Income Fund            43,940,000   43,940,000       867,094
            Trust

455         Fidelity Fixed-Income       Fidelity High Income Fund                 10,565,000   10,565,000       208,485
            Trust

211         Variable Insurance          Equity-Income Portfolio                    1,285,000    1,285,000        25,358
            Products Fund

616         Variable Insurance          Balanced Portfolio                           215,000      215,000         4,243
            Products Fund III

92728       Fidelity Canadian                                                        175,000      175,000         3,453
            Balanced Fund

329         Fidelity Global Asset                                                  1,265,000    1,265,000        24,963
            Allocation Fund

            Commonwealth of Massachusetts Pension Reserve Investment               5,530,000    5,530,000       109,127
            Management Board

7058        Fidelity High Yield                                                    2,720,000    2,720,000        53,675
            Collective Trust

907         Pension Investment Committee of General Motors for General            16,645,000   16,645,000       328,466
            Motors Employees Domestic Group Pension Trust

                                                                                 152,025,000  152,025,000     3,000,000

                                                                     SCHEDULE II


1. Second Priority Subsidiary Security Agreement, dated as of June 27, 2001.

2. Second Priority Subsidiary Guarantee Agreement, dated as of June 27, 2001.

3. Second Priority Indemnity, Subrogation and Contribution Agreement, dated as of June 27, 2001.

4. Collateral Trust and Intercreditor Agreement, dated as of June 27, 2001.

5. Each of the second priority mortgages and deeds of trust, dated as of June 27, 2001.

                                                                       EXHIBIT A

                                    INDENTURE

                                                                       EXHIBIT B
                                COMMITMENT LETTER

                                                                       EXHIBIT C
                                FORM OF OPINIONS

                                                                       EXHIBIT D
                                 FORM OF OPINION

                                                                       EXHIBIT E

                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

                                                                       EXHIBIT F

                          REGISTRATION RIGHTS AGREEMENT




                                       F-1